UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 26, 2010

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FIRST CALIFORNIA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)
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Commission File No. 000-52498

Delaware	38-3737811
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3027 Townsgate Road, Suite 300 Westlake Village, CA	91361
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 322-9655

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

First California Financial Group, Inc. (the “Company”) held its annual meeting of stockholders on May 26, 2010 (the “Annual Meeting”). At the Annual Meeting, the proposals listed below were submitted to a vote of stockholders as set forth in the Company’s definitive proxy statement for the Annual Meeting.

1)
The election of nine (9) nominees named in the definitive proxy statement to serve as director for a one-year term expiring at the 2011 annual meeting of stockholders or until their successors are duly elected and qualified (Proposal 1).

Nominee	For	Withheld	Broker Non-Votes
Richard D. Aldridge	23,132,658	179,267	2,469,965
Donald E. Benson	23,130,658	181,267	2,469,965
John W. Birchfield	23,144,073	167,852	2,469,965
Joseph N. Cohen	22,423,742	888,183	2,469,965
Robert E. Gipson	23,140,361	171,564	2,469,965
Antoinette Hubenette, M.D.	22,418,152	893,773	2,469,965
C. G. Kum	23,145,061	166,864	2,469,965
Sung Won Sohn, Ph.D.	23,139,261	172,664	2,469,965
Thomas Tignino	22,429,179	882,746	2,469,965

2)	The approval of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 (Proposal 2).

For	Against	Abstain	Broker Non-Votes
25,484,007	240,530	57,353	0

3)	The approval of a non-binding advisory proposal on the Company’s executive compensation (Proposal 3).

For	Against	Abstain	Broker Non-Votes
20,675,572	4,912,900	193,418	0

Pursuant to the foregoing votes, the nine nominees listed above were elected to serve as directors and Proposals 2 and 3 were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

FIRST CALIFORNIA FINANCIAL GROUP, INC.

Dated: May 27, 2010	By:	/s/ Romolo Santarosa
	Name:	Romolo Santarosa
	Title:	Executive Vice President, Chief Financial Officer